Exhibit 5.3

Conner & Winters, LLP
4000 One Williams Center | Tulsa, OK 74172-0148
p (918) 586-5711 | f (918) 586-8982 | cwlaw.com

April 28, 2017

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Re:                             Halcón Resources Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Oklahoma counsel to Halcón Resources Corporation, a Delaware corporation (the “Company”), and Halcón Gulf States, LLC, an Oklahoma limited liability company (the “Guarantor”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which includes a base prospectus (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus.

The Registration Statement registers the offering and sale of (i) debt securities of the Company, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), (ii) guarantees of the Debt Securities (the “Guarantees”) by certain subsidiaries of the Company, including the Guarantor, (iii) shares of the Company’s common stock (the “Common Stock”), (iv) shares of the Company’s preferred stock (the “Preferred Stock”), (v) depositary shares representing fractional interests in shares of the Preferred Stock (the “Depositary Shares”), and (vi) warrants representing rights to purchase the Common Stock, the Preferred Stock, the Debt Securities or the Depositary Shares (the “Warrants”). The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the articles of organization and operating agreement of the Guarantor, in each case as amended, (ii) the Registration Statement, (iii) the form of Senior Indenture relating to the Senior Debt Securities filed as an exhibit to the Registration Statement, and (iv) the form of Subordinated Indenture relating to the Subordinated Debt Securities filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Guarantor, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Austin, TX  |  Dallas, TX  |  Houston, TX  |  NW Arkansas  |  Oklahoma City, OK  |  Tulsa, OK  |  Washington, DC

Halcón Resources Corporation

April 28, 2017

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, imaged or photostatic copies and the authenticity of the originals of such latter documents.

In connection with this opinion, we have assumed (i) that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and the Securities will be issued and sold in compliance with applicable federal and state securities laws in the manner described in the Registration Statement, and (ii) the applicable governing body of the Guarantor will have taken all necessary limited liability company action to authorize the Guarantor to enter into the Guarantees, and to authorize the terms of the offering and sale of such Guarantees and related matters.

Based on the foregoing and subject to the other qualifications and limitations stated herein, we are of the opinion that:

1.                                      The Guarantor is validly existing under the laws of the State of Oklahoma.

2.                                      The Guarantor has all necessary limited liability company power and authority to enter into the Guarantees and to perform its obligations thereunder.

We are members of the bar of the State of Oklahoma. Our opinions expressed above are limited to the laws of the State of Oklahoma, and we do not express any opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing.  This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

Very truly yours,

/s/ Conner & Winters, LLP